UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARKETWISE, INC.
(Name of Registrant as Specified in its Charter)
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MarketWise, Inc.

NOTICE & PROXY STATEMENT

Special Meeting of Stockholders
[March 20, 2025] 10:00 a.m. (Eastern Time)

Notice of Special Meeting of Stockholders To be Held on [March 20, 2025]
MARKETWISE, INC.
1125 N. Charles Street, Baltimore, MD 21201
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of MarketWise, Inc., a Delaware corporation (the “Company”). The Special Meeting will be a completely virtual meeting conducted via live webcast at 10:00 a.m. Eastern time on [March 20, 2025]. You may attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/MKTW2025SM. The Special Meeting will be held for the following purposes:

1	To adopt and approve an amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split of our common stock at a ratio of 1-for-20, the implementation and timing of such reverse stock split to be determined by our Board of Directors (the “Board”) in its sole discretion, subject to the Board’s authority to abandon such reverse stock split (the “Reverse Split Proposal”); and
2	To adopt and approve a Certificate of Amendment to decrease the number of authorized shares of (a) all classes of stock from 1,350,000,000 to [167,500,000], (b) our Class A common stock from 950,000,000 to [47,500,000] and (c) our Class B common stock from 300,000,000 to [15,000,000] (the “Authorized Shares Proposal”); and
3	To transact such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment of the Special Meeting (the "Adjournment Proposal").

Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on February 27, 2025, are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the meeting by sending an email to ir@marketwise.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on your screen during the Special Meeting after entering the appropriate password included on your Notice of Internet Availability of Proxy Materials, any proxy card that you received, or on the instructions that accompanied your proxy materials. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares over the Internet or via the toll-free telephone number, as described in the enclosed materials. If you received a proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
/s/ Scott Forney

Scott Forney
General Counsel and Corporate Secretary
Baltimore, MD
[March 10, 2025]

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of federal securities law, and as such are not historical facts. This includes, without limitation, statements regarding our financial position and business strategy, and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this report.
These forward-looking statements are based on information available as of the date of this report and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Additionally, as a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements for any reason, except as may be required under applicable securities laws.

PROXY STATEMENT

MARKETWISE, INC. 1125 N. Charles Street, Baltimore, MD 21201
This proxy statement is furnished in connection with the solicitation by your Board of Directors of MarketWise, Inc. of proxies to be voted at our Special Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on [March 20, 2025] (the “Special Meeting”), and at any continuation, postponement or adjournment of the Special Meeting. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MKTW2025SM. Instruction regarding how you can vote are included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of capital stock, composed of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 (the “Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), at the close of business on February 27, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement or adjournment of the Special Meeting, and will vote together as a single class on all matters presented at the Special Meeting. As of the Record Date, there were [45,013,797] shares of Class A Common Stock and [279,490,147] shares of Class B Common Stock issued and outstanding and entitled to vote at the Special Meeting, representing [14%], and [86%] combined voting power of our Common Stock, respectively. Each outstanding share of our Common Stock entitles its holder to one vote per share on all matters to be presented to our stockholders.
This proxy statement will be released on or about [March 10, 2025] to our stockholders as of the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “MarketWise” refer to MarketWise, Inc., and, unless otherwise stated, all of its subsidiaries.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [THURSDAY, MARCH 20, 2025].
This Proxy Statement to Stockholders is available at www.investors.marketwise.com.

PROPOSALS
At the Special Meeting, our stockholders will be asked:

1	To adopt and approve an amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split of our common stock at a ratio of 1-for-20, the implementation and timing of such reverse stock split to be determined by our Board of Directors (the “Board”) in its sole discretion, subject to the Board’s authority to abandon such reverse stock split (the “Reverse Split Proposal”);
2	To adopt and approve a Certificate of Amendment to decrease the number of authorized shares of (a) all classes of stock from 1,350,000,000 to [162,500,000], (b) our Class A Common Stock from 950,000,000 to [47,500,000] and (c) our Class B Common Stock from 300,000,000 to [15,000,000] (the “Authorized Shares Proposal”); and
3	To transact such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment of the Special Meeting (the “Adjournment Proposal”).

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board unanimously recommends that you vote as follows:

u	FOR the approval of the Reverse Split Proposal.
v	FOR the approval of the Authorized Share Proposal.
w	FOR the approval of the Adjournment Proposal.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because MarketWise’s Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and will help you make an informed decision when voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, MarketWise is making this proxy statement available to its stockholders electronically via the Internet. On or about [March 10, 2025], we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?
The Record Date for the Special Meeting was February 27, 2025. You are entitled to vote at the Special Meeting only if you were a holder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote your shares electronically. Each outstanding share of our Common Stock entitles its holder to one vote per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were [324,503,944] shares of Common Stock outstanding and entitled to vote at the Special Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in "street name." If your shares are held in street name, our proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Special Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?
A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, online or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE SPECIAL MEETING OF STOCKHOLDERS?
You may attend the Special Meeting only if you are a MarketWise stockholder who is entitled to vote at the Special Meeting, or if you hold a valid proxy for the Special Meeting. The Special Meeting will be held entirely online to allow for greater participation. You will be able to attend the Special Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/MKTW2025SM. You will also be able to vote your shares electronically at the Special Meeting.
To attend and participate in the Special Meeting, you will need the 16-digit control number included in your Internet Notice. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time on [March 20, 2025]. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

WHY A VIRTUAL MEETING?
We are excited to embrace the latest technology to provide expanded access, and improve communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Special Meeting, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Special Meeting.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE SPECIAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We encourage you to access the Special Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/MKTW2025SM.

WHAT IF A QUORUM IS NOT PRESENT AT THE SPECIAL MEETING?
If a quorum is not present at the scheduled time of the Special Meeting, (i) the chairman of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Special Meeting, present electronically or represented by proxy, may adjourn the Special Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?
We recommend that stockholders vote by proxy even if they plan to participate in the Special Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:
▪by Internet—You can vote at www.proxyvote.com by following the instructions on your Internet Notice or proxy card.
▪by Telephone—You can vote by calling 1-800-690-6903 and following the instructions on your proxy card.
▪by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may request to receive by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on [March 19, 2025]. Stockholders may participate in the Special Meeting by visiting the website www.virtualshareholdermeeting.com/MKTW2025SM that is included on your Internet Notice, proxy card or in the instructions that accompanied your proxy materials. The Special Meeting webcast will begin promptly at 10:00 a.m. Eastern Time on [March 20, 2025].
Whether or not you expect to attend the Special Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy, you may still decide to attend the Special Meeting online and vote your shares electronically.
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Special Meeting, you may register to participate and enter the appropriate password included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive an appropriate password, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
▪by submitting a duly executed proxy card bearing a later date;
▪by granting a subsequent proxy through the Internet or telephone;
▪by giving written notice of revocation to the Corporate Secretary of MarketWise prior to the Special Meeting; or
▪by voting electronically at the Special Meeting.
Your most recent proxy, whether submitted via the Internet, by telephone, or by mail, is the one that is counted. Your virtual attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote electronically during the Special Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Special Meeting.

WHO WILL COUNT THE VOTES?
A representative from Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE SPECIAL MEETING?
We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Reverse Split Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will not be counted and will have no effect.
Proposal 2: Authorized Shares Proposal	The affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon.	Abstentions and broker non-votes will have the same effect of votes against the Proposal.
Proposal 3: Adjournment Proposal	The affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon.	Abstentions and broker non-votes will have the same effect of votes against the Proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
An “abstention,” represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the approval of the Reverse Split Proposal. However, for the Authorized Shares Proposal and the Adjournment Proposal, abstentions will have the same effect of votes against those proposals.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the Reverse Split Proposal and the Authorized Shares Proposal. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Special Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Special Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: REVERSE SPLIT PROPOSAL
Background and Considerations
On September 24, 2024, we received written notice from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price of the Company’s Common Stock was below the required minimum of $1.00 per share for the previous 30 consecutive business days. The Nasdaq’s notice did not result in the immediate effect of the delisting of the Company’s Common Stock on the Nasdaq Global Market.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was given an initial compliance period of 180 calendar days, or until March 24, 2025, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s Common Stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to March 24, 2025. Though we continue to monitor the closing bid price for our Class A Common Stock and to assess potential actions to regain compliance with the Listing Rule, the Board has determined that it would be advisable and in our best interests and in the best interests of our stockholders to pursue a reverse stock split of our common stock (the “Reverse Stock Split”).
On February 27, 2025, the Board voted unanimously to approve, adopt and declare advisable, and to recommend to our stockholders that they approve at this Special Meeting, an amendment to our current Certificate of Incorporation (the “Certificate of Amendment”) to effect, at the discretion of the Board, the Reverse Stock Split. If approved by our stockholders at the Special Meeting and at the discretion of the Board, the Company would effect the Reverse Stock Split by causing the filing of Certificate of Amendment, a copy of which is attached as Appendix A to this proxy statement, with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).
As described below, the Board, in its discretion, also may determine not to effect the Reverse Stock Split. If the Board, in its discretion, determines not to effect the Reverse Stock Split, the Reverse Stock Split will be abandoned. If our stockholders approve the Reverse Stock Split at this Special Meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.
Notwithstanding the foregoing, no such amendment or any Reverse Stock Split will occur until the Certificate of Amendment is filed with the Delaware Secretary of State and becomes effective. If this Reverse Split Proposal is adopted and approved by our stockholders and the Board decides to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment and the Reverse Stock Split will be determined by the Board in its sole discretion based on its evaluation as to when such action will be the most advantageous to us and our stockholders. The Certificate of Amendment, if effected and filed, will effect a Reverse Stock Split of the issued and outstanding shares of Common Stock at a reverse stock split ratio of 1-for-20 (the “Reverse Stock Split Ratio”). If the Reverse Stock Split is effected, we would contemporaneously effect a decrease of the authorized shares of our Common Stock, such that the 1,250,000,000 authorized shares of Common Stock, consisting of 950,000,000 shares of Class A Common Stock and 300,000,000 shares of Class B Common Stock would be reduced proportionately pursuant to the Reverse Stock Split Ratio, such that the Company would have 62,500,000 authorized shares of Common Stock, consisting of 47,500,000 shares of Class A Common Stock and 15,000,000 shares of Class B Common Stock. See “—Implementation of the Reverse Stock Split—Effect on Common Stock” below for more information.
If the Company does not regain compliance within the allotted compliance period(s), Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. At that time, we may appeal Nasdaq’s delisting determination. We would expect our Common Stock would remain listed pending Nasdaq’s decision. However, there can be no assurance that, if we do appeal the delisting determination by Nasdaq, that such appeal would be successful.
In the event we are delisted from Nasdaq, our shares may commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our Common Stock, reduce institutional investor interest in our Company, and may increase the volatility of our Common Stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. Further, a delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, or use our shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.
Reasons for the Reverse Stock Split
The purpose of the Reverse Stock Split is to increase the trading price per share of our Class A Common Stock, as fewer shares will be outstanding. The Board believes that the increased trading price per share of our Class A Common Stock expected as a result of implementing the Reverse Stock Split, coupled with the improved operating results, may improve the marketability and liquidity of our Class A Common Stock, as well as the marketability of our securities that are convertible into shares of Class A Common Stock. It is also anticipated that an increase in the trading price per share of our Class A Common Stock will encourage institutional and retail interest and trading in our Class A Common Stock, and may also increase the number of investment analysts that provide research reports on the Company and our Class A Common Stock.
In addition, the Board recognizes that brokerage commissions, as a percentage of total transaction value, tend to be relatively higher for lower-priced stocks. As a result, certain stockholders and investors may also be dissuaded from purchasing lower-priced stocks due to anticipated transaction costs. It is possible that an increase in the trading price per share of our Class A Common Stock anticipated after the Reverse Stock Split may reduce this concern among stockholders and investors, which may increase the marketability and liquidity of our Class A Common Stock.
Implementation of the Reverse Stock Split
Effect on Common Stock
If the Reverse Stock Split is approved by stockholders at the Special Meeting, there will be no impact on stockholders until the Board, in its discretion, determines to implement the Reverse Stock Split. The Reverse Stock Split, once implemented through the adoption of the Certificate of Amendment attached hereto as Appendix A, would uniformly affect all holders of Common Stock and other securities exercisable or exchangeable for, or convertible into, Common Stock, including the equity grants, and would not affect any such holder’s percentage ownership interest or proportionate voting power, except for the elimination of fractional shares of Common Stock as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below.

If approved by our stockholders at the Special Meeting and implemented by the Board, in its discretion, the principal effects of the Reverse Stock Split on holders of Common Stock would be that:
•the issued and outstanding shares of Common Stock owned by a stockholder (or held by the Company in treasury) will be combined into a lower number of shares of Common Stock based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below;
•the total number of issued and outstanding shares of Common Stock (or shares held by the Company in treasury) would be reduced based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below; and
•the number of authorized shares of Common Stock (and each of the Class A Common Stock and Class B Common Stock) will be contemporaneously and proportionally reduced based upon the Reverse Stock Split Ratio.
The following table contains approximate information, based on share information as of the Record Date, relating to our Common Stock based on the Reverse Stock Split assuming that the Reverse Stock Split is approved by stockholders at the Special Meeting and implemented by the Board, in its discretion:

Name	Pre-Reverse Stock Split	Post-Reverse Stock Split
Authorized shares
Authorized Class A Common Stock	950,000,000	47,500,000
Authorized Class B Common Stock	300,000,000	15,000,000
Authorized preferred stock	100,000,000	100,000,000
Total authorized shares (1)	1,350,000,000	162,500,000
Shares issued and outstanding (2)
Class A Common Stock	[45,013,797]	[2,250,690]
Class B Common Stock	[279,490,147]	[12,974,508]
Total shares issued and outstanding	[324,503,944]	[15,225,198]
Outstanding options, restricted stock units, and other awards
Outstanding stock options	—	—
Outstanding restricted stock units	[ ]	[ ]
Total outstanding options, restricted stock units, and other awards	[ ]	[ ]
Shares available for future issuance under the 2021 Incentive Award Plan	[ ]	[ ]
__________________
(1)The number of authorized shares of preferred stock will remain unchanged, but is displayed in the foregoing table for the sake of completeness.
(2)The number of shares of Common Stock issued and outstanding and issued but not outstanding do not account for fractional shares for which stockholders will be entitled to receive cash in lieu thereof in the Reverse Stock Split. Any fractional shares will be treated as described under “—Implementation of the Reverse Stock Split—Fractional Shares” below.
Effect on Equity Compensation Arrangements
If approved by our stockholders at the Special Meeting and implemented by the Board, in its discretion, the principal effects of the Reverse Stock Split on the holders of the restricted stock units and other securities granted or issued and outstanding under the 2021 Incentive Award Plan would be that:
•RSUs and Other Equity-Based Awards — The number of shares issuable under outstanding RSUs and all other outstanding equity-based awards would be reduced proportionately by the Reverse Stock Split Ratio and any applicable market-based performance metrics for any RSUs would be adjusted accordingly; and
•Shares Available for Issuance under Incentive Award Plans — The number of shares of Common Stock authorized for future issuance under our equity incentive plans would be proportionately reduced by the Reverse Stock Split Ratio and other similar adjustments would be made under the 2021 Incentive Award Plan.
Additional effects of the Reverse Stock Split are discussed below.
Effect on Par Value
The Reverse Stock Split will not affect the par value of our Common Stock, which will remain at $0.0001 per share. As a result, the stated capital on our balance sheet attributable to Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued as of the date of such balance sheet, will be reduced in proportion to the Reverse Stock Split Ratio upon implementation (subject to minor adjustments in respect of the treatment of fractional shares). Our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently issued shares of Common Stock, will be credited with the corresponding amount by which the stated capital is reduced. Our total stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split and the contemporaneous decrease in authorized shares of our Common Stock. The shares of our Common Stock held in treasury will also be reduced proportionally based on the Reverse Stock Split Ratio. After the implementation of the Reverse Stock Split, our net income or net loss per share and the net book value per share of Common Stock will increase, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of Common Stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) in future SEC filings will be revised to reflect the Reverse Stock Split.
Fractional Shares
We do not plan to issue fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of Class A Common Stock or Class B Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split Ratio will be entitled to receive cash or an automatic Redemption of their Common Units (as defined in the current Certificate of Incorporation), as applicable, in lieu of such fractional shares.
In particular, stockholders who otherwise would be entitled to receive fractional shares of Class A Common Stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests in an amount equal to the product obtained by multiplying (a) the closing price per share of the Class A Common Stock as reported on the Nasdaq as of the date of the Effective Time (as defined below) by (b) the fraction of one share owned by the stockholder. Stockholders who otherwise would be entitled to receive fractional shares of Class B Common Stock will be entitled to automatic Redemption of their Common Units on a one-to-one ratio in such number equal to the fractional shares of Class B Common Stock in lieu of such fractional share interests.

Stockholders should be aware, under the state laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the Effective Time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

After the Reverse Stock Split, stockholders will have no further interests in the Company with respect to their cashed-out or redeemed fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment or Redemption as described above.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
Stockholders should recognize that, if the Reverse Stock Split is effected, they will own a lower number of shares than they currently own. Except for minor adjustments that may result from the treatment of fractional shares as described above, the Reverse Stock Split will not have any substantial dilutive effect on our stockholders since each stockholder will hold the same percentage of Class A Common Stock or Class B Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split (subject to the treatment of fractional shares as described herein).
While we expect that the Reverse Stock Split will result in an increase in the trading price per share of our Class A Common Stock, the Reverse Stock Split may not increase the trading price per share of Class A Common Stock in proportion to the reduction in the number of shares of our Class A Common Stock issued and outstanding. The history of reverse stock splits for other companies is varied, particularly since some stockholders and investors may view a reverse stock split negatively. The Company can provide no assurance that the Reverse Stock Split will result in a permanent increase in the trading price per share of Class A Common Stock, which depends on many factors. Although we believe the Reverse Stock Split may enhance the marketability of our Class A Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors.
If a Reverse Stock Split is effected and the trading price per share of Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The liquidity of our Class A Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares of Class A Common Stock that would be outstanding after the Reverse Stock Split, particularly if the trading price per share of Class A Common Stock does not increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split will likely increase the number of stockholders who own odd lots (i.e., shares in increments of less than 100 shares). Stockholders who hold odd lots typically experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a Reverse Stock Split may not achieve all of the desired results described in this Reverse Split Proposal.
The Board considered all of the foregoing factors and determined that seeking stockholder approval for the Reverse Split Proposal is in the best interests of the Company and its stockholders. As noted below, even if stockholders approve the Reverse Split Proposal, the Board, in its discretion, reserves the right not to effect the Reverse Stock Split if the Board, in its discretion, does not deem it to be in the best interests of the Company or its stockholders at the time.
Implementation of the Reverse Stock Split
Assuming that stockholder approval of the Reverse Split Proposal is obtained, the Board retains the discretion to effect, or not to effect, the Reverse Stock Split at any time. The Reverse Stock Split would be implemented by filing the Certificate of Amendment with the Delaware Secretary of State, which would be effective immediately upon filing or at such time as the Company may specify at the time of filing (the “Effective Time”).

If the Board, in its discretion, determines not to effect the Reverse Stock Split, the Certificate of Amendment effecting the Reverse Stock Split will be abandoned and may not be effected without further stockholder approval. If our stockholders approve the Reverse Stock Split at the Special Meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. By voting in favor of the approval of the Reverse Split Proposal, each stockholder is expressly also authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split if it should so decide.
Continued SEC Reporting Requirements and Nasdaq Stock Listing
After the Effective Time, the Company would continue to be subject to periodic reporting and other requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Class A Common Stock would continue to be listed on the Nasdaq under the symbol “MKTW”.
New CUSIP Numbers
After the Effective Time, the post-Reverse Stock Split shares of Class A Common Stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities.
Effect on Registered and Beneficial Holders of Common Stock
After the Effective Time, shares of Common Stock held by stockholders that hold their shares through a broker or other nominee, will be treated in the same manner as shares held by registered stockholders that hold their shares in their names. Brokers and other nominees that hold shares of Class A Common Stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares of Class A Common Stock. However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of Class A Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares of Class A Common Stock.
Effect on Registered “Book-Entry” Holders of Common Stock
Registered holders of shares of Common Stock may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates evidencing their ownership of shares of Class A Common Stock or Class B Common Stock, but generally have a statement reflecting the number of shares of Class A Common Stock or Class B Common Stock registered in their accounts. Stockholders that hold registered shares of Class A Common Stock or Class B Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares of Class A Common Stock or Class B Common Stock. Any such stockholder that is entitled to post-Reverse Stock Split shares of Common Stock will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares of Class A Common Stock or Class B Common Stock held following the implementation of the Reverse Stock Split.
No Impact on Preferred Stock
The Reverse Stock Split will not change the number of authorized shares of preferred stock under the current Certificate of Incorporation. Likewise, the Reverse Stock Split will not impact the ability of the Company to issue preferred stock in the future.
No Going-Private Transaction
The Reverse Stock Split is not intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Exchange Act. Implementing the Reverse Stock Split would not be reasonably likely to result in, and would not have a purpose to, produce a “going private” effect.
Anticipated Impact on Dividend
Although the Board reserves the right to change the Company’s dividend policy in the future, the Board does not currently anticipate that the Reverse Stock Split, if implemented by the Board, in its discretion, will result in a change to the Company’s dividend policy.
No Appraisal or Dissenters’ Rights
Under Delaware law and the Certificate of Incorporation, holders of Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.
Interests of Directors and Executive Officers
Certain of our directors and executive officers have an interest in this Reverse Split Proposal as a result of their ownership of shares of Common Stock and other securities that are convertible into shares of Common Stock. However, we do not believe that directors and executive officers have interests in this Reverse Split Proposal that are different than or greater than those of any of our other stockholders.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split Amendment
The following is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to the Company and to stockholders that hold shares of our Common Stock as capital assets for U.S. federal income tax purposes. This summary is based on the provisions of the

Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below.
We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax treatment under the Code, including, without limitation, brokers and dealers in securities, currencies or commodities, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, persons who do not hold their shares of our Common Stock as capital assets within the meaning of Section 1221 of the Code, banks and financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, tax-exempt entities, persons whose functional currency is not the U.S. dollar, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our Common Stock as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell shares of our Common Stock under the constructive sale provisions of the Code, persons that hold more than 5% of the outstanding Class A Common Stock or Class B Common Stock, persons that hold our Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account, persons who hold their shares of our Common Stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, persons who acquired their shares of our Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities.
This discussion is for general information only and should not be considered as tax or investment advice. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), nor does it address the Medicare contribution tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. The tax consequences of the Reverse Stock Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.
If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our Common Stock is a partner of a partnership holding shares of our Common Stock, such holder should consult his or her own tax advisor.
Tax consequences to the Company
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.
Tax Consequences to the Stockholders
Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split. In the aggregate, a stockholder’s tax basis in our Common Stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will be equal to the stockholder’s tax basis in its Common Stock exchanged, and the holding period of the stockholder’s Common Stock received will include the holding period of the Common Stock surrendered in the Reverse Stock Split in exchange therefor.
In general, a stockholder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the stockholder’s tax basis of the Common Stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the stockholder’s holding period in its Common Stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
Individual tax circumstances can vary, and stockholders should consult their own tax advisors regarding the tax effects to them, based on their particular circumstances, Stockholders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our Common Stock.
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such stockholder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a stockholder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the stockholder timely furnishes the required information to the IRS.

Stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Reverse Split Proposal.

PROPOSAL 2: AUTHORIZED SHARES PROPOSAL
General
Delaware law does not require a reduction in the total number of authorized shares of Class A Common Stock or Class B Common Stock contemporaneously with the implementation of the Reverse Stock Split. However, on February 27, 2025, the Board approved and declared advisable an amendment to the Company’s Certificate of Incorporation to reduce the authorized shares of our Common Stock proportionately pursuant to the Reverse Stock Split Ratio (the “Authorized Shares Reduction”). The Company is currently authorized to issue 1,250,000,000 shares of Common Stock, consisting of 950,000,000 shares of Class A Common Stock, $0.0001 par value per share, and 300,000,000 shares of Class B Common Stock, $0.0001 par value per share. If the Authorized Shares Reduction is effected, the Company would have 62,500,000 authorized shares of Common Stock, consisting of 47,500,000 shares of Class A Common Stock and 15,000,000 shares of Class B Common Stock. The Board believes that after the Authorized Share Reduction, the number of shares of Class A Common Stock available for future issuance is sufficient for current anticipated future needs, and does not anticipate future issuance of shares of Class B Common Stock at this time.
The proposed Authorized Shares Reduction would not decrease or otherwise affect our authorized preferred stock.
The Board believes that it is in the best interests of our Company and our stockholders to decrease the number of authorized shares of our Common Stock if the Reverse Stock Split is approved by our stockholders and implemented in order to reduce the increase in the annual Delaware Franchise Tax which would result if the Reverse Stock Split is implemented while continuing to provide a sufficient number of authorized shares of Common Stock for possible future corporate finance, equity issuance, business development, equity compensation and other general corporate purposes.
As of the Record Date, a total of [324,503,944] shares of Common Stock were issued and outstanding, no shares were held in treasury, and there were no shares of preferred stock issued or outstanding. As of the Record Date, there were [(i) options outstanding to purchase an aggregate of [ ] shares of Class A Common Stock outstanding under and outside of our equity incentive plans and (ii)] an aggregate of [ ] shares of Class A Common Stock reserved for future issuance under our 2021 Incentive Award Plan. Accordingly, out of the 950,000,000 shares of Class A Common Stock presently authorized, [ ] shares of Class A Common Stock were issued or reserved for issuance and [ ] shares of Class A Common Stock were unreserved and remain available for future issuance as of the Record Date.
If the Authorized Shares Proposal is adopted and approved by the requisite vote of our stockholders, and the Board determines to implement the Authorized Shares Reduction, the change in the numbers of shares of our authorized capital stock and Common Stock would become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, or at a later date if so specified in the Certificate of Amendment. In addition, our Board reserves the right, notwithstanding stockholder adoption and approval and without further action by our stockholders, to abandon the Certificate of Amendment and the Authorized Shares Reduction if, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to effect the Authorized Shares Reduction pursuant to the Certificate of Amendment.
The Authorized Shares Proposal is contingent on the approval of the Reverse Split Proposal being implemented.
The form of the proposed Certificate of Amendment to decrease the number of authorized shares of our capital stock and Common Stock is attached as set forth in Appendix A to this proxy statement.
Effect of the Proposal on Common Stock
By decreasing the number of authorized but unissued shares of Common Stock, the Authorized Shares Proposal would result in fewer shares of Common Stock available for issuance which could limit our ability to raise additional capital.
Reservation of Right to Abandon the Decrease in the Authorized Shares
Although we presently intend to effect the decrease in authorized shares of capital stock and Common Stock contemplated by this Authorized Shares Proposal if the Reverse Split Proposal is implemented, notwithstanding stockholder adoption and approval of the Authorized Shares Proposal, our Board will have discretion as to whether to effect the decrease in authorized shares of capital stock and Common Stock and reserves the right to abandon the Certificate of Amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the Certificate of Amendment, our Board determines, in its sole discretion, that the decrease in authorized shares of capital stock and Common Stock is no longer in the best interests of our Company and our stockholders.
By voting in favor of the Authorized Shares Proposal, stockholders are also expressly authorizing the Board to determine not to proceed with, or abandon, the decrease in authorized shares if it should so decide.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the outstanding capital stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect of votes against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Authorized Shares Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
Our Board believes that if the number of votes cast at the Special Meeting is insufficient to adopt and approve the Reverse Split Proposal and/or the Authorized Shares Proposal, it may be in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to adopt and approve the Reverse Split Proposal and/or the Authorized Shares Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of either or both of the Reverse Split Proposal or the Authorized Shares Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to adopt and approve either or both of the Reverse Split Proposal or the Authorized Shares Proposal, or we have received proxies indicating that a majority of the votes to be cast by holders of our Common Stock will vote against one or both of the Reverse Split Proposal or the Authorized Shares Proposal, we could adjourn the Special Meeting without a vote on the Reverse Split Proposal and/or the Authorized Shares Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Split Proposal and/or the Authorized Shares Proposal.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the outstanding capital stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect of votes against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our common stock by:
▪each person who is known to us to be the beneficial owner of more than 5% of our common stock;
▪each of our named executive officers and directors; and
▪all of our executive officers and directors as a group.
The percentage of beneficial ownership and voting power of shares of our common stock set forth below is based on [45,013,797] shares of Class A Common Stock outstanding and [279,490,147] shares of Class B Common Stock outstanding as of February 27, 2025. As of

[February 27, 2025], we had [40] holders of record of our Class A Common Stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. As of February 27, 2025, we had [23] holders of record of our Class B Common Stock.
Each common unit issued by MarketWise, LLC (each, an "LLC Unit")(other than LLC Units held by us) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly issued shares of our Class A Common Stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A Common Stock for each LLC Unit redeemed, in each case, in accordance with the terms of the Third Amended and Restated Limited Liability Company Operating Agreement of MarketWise, LLC (the “MarketWise Operating Agreement”); provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by MarketWise, Inc. of such Class A Common Stock or such cash, as applicable, for such LLC Unit. The members of MarketWise, LLC ("MarketWise Members") may exercise such redemption rights for as long as their LLC Units remain outstanding. The MarketWise Members hold all of the issued and outstanding shares of our Class B Common Stock. The shares of Class B Common Stock have no economic rights, but each share entitles the holder to one vote on all matters on which stockholders of MarketWise, Inc. are entitled to vote generally. Upon redemption of any LLC Unit the corresponding share of Class B Common Stock will be terminated. See “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement” and “Description of Capital Stock.”
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise noted, the business address of each of those listed in the table below is 1125 N. Charles St., Baltimore, Maryland 21201.

	Class A Common Stock Owned(1)		Class B Common Stock Owned		Combined Voting Power
Name of Beneficial Owner	Number	%	Number	%	%
5% Stockholders
Affiliates of Monument & Cathedral, LLC(2)	—	*	139,672,494	50.0%	43.0%
Mark Arnold(3) (4) (5)	230,000	*	14,321,821	5.1%	4.5%
Charleston Ivy, LLC(5) (6)	—	*	6,481,421	2.3%	2.0%
Douglas Casey(5)	—	*	4,907,992	1.8%	1.5%
Ascendant Sponsor LP and its affiliates (7)	3,051,000	6.8%	—	*	*
BlackRock, Inc.	2,301,313	5.1%	—	*	*
Jared Kelly(5) (8)	100,000	*	2,866,344	1.0%	*
Dale Lynch (5) (9)	140,000	*	2,866,344	1.0%	*

Directors and Named Executive Officers
Frank P. Stansberry(10)	4,064,676	9.0%	56,753,188	20.3%	18.7%
Michael Palmer (11)	150,000	*	25,925,685	9.3%	8.0%
David Eifrig(5) (6) (12)	25,000	*	6,481,421	2.3%	2.0%
Erik Mickels	192,998	*	—	*	*
Marco Galsim(13)	174,596	*	—	*	*
Matthew Turner(14)	69,023	*	380,241	*	*
Glenn Tongue	177,578	*	—	*	*
Van Simmons	133,040	*	—	*	*
Matthew Smith	84,787	*	—	*	*
All directors and executive officers as a group (10 individuals)	5,133,678	11.4%	89,540,535	32.0%	29.2%
________________
*Less than one percent
(1)For the purpose of calculating the Class A Common Stock beneficially owned by each stockholder, the total number of shares of Class A Common Stock outstanding does not include the shares of Class A Common Stock issuable upon conversion of LLC Units and forfeiture of a corresponding number of shares of Class B Common Stock.
(2)Represents shares held of record 85% by Monument & Cathedral, LLC and 15% by certain former equityholders of Monument & Cathedral, LLC who have entered into a voting proxy with respect to their shares in favor of Monument & Cathedral, LLC. Monument & Cathedral, LLC has voting power over 100% of such shares and dispositive power with respect to 85% of such shares. Monument & Cathedral, LLC’s sole manager is Cobblestone Publishing, Inc. (“Cobblestone”). The bylaws of Cobblestone provide the president of Cobblestone with sole voting and dispositive control of the shares held directly or indirectly by Cobblestone. As the current president of Cobblestone, Erica Nolan has voting and dispositive control over the shares owned by Monument & Cathedral, LLC. The business address for each such stockholder is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.

(3)Includes 230,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(4)Mark Arnold controls Jama 2021, LLC. Therefore, Mark Arnold may be deemed to be the beneficial owner of the securities held by Jama 2021, LLC.
(5)In accordance with Rule 13d-3 under the Exchange Act, this stockholder would be deemed to beneficially own more than five percent of the Class A Common Stock as result of such stockholder’s ownership of LLC Units.
(6)Represents 6,481,421 Class B shares held by Charleston Ivy, LLC. Dr. David Eifrig maintains voting and investment discretion over such securities.
(7)Ascendant Sponsor LP is the record holder of 3,051,000 Sponsor Earnout Shares subject to release upon the occurrence of certain contingencies. Ascendant Sponsor GP LLC is the general partner of Ascendant Sponsor LP and has voting and investment discretion over the securities held by Ascendant Sponsor LP. David Gomberg is the manager of Ascendant Sponsor GP LLC and has voting and investment discretion over the securities held by Ascendant Sponsor GP LLC. The address for each of the persons and entities named in this footnote is 667 Madison Avenue, 5th Floor, New York, New York 10065.
(8)Includes 100,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(9)Includes 140,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(10)Frank Porter Stansberry controls Stokes Holding, LLC. Therefore, Frank Porter Stansberry may be deemed to be the beneficial owner of the securities held by Stokes Holding, LLC.
(11)Includes 150,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(12)Includes 25,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(13)Includes 55,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(14)Mr. Turner has granted an irrevocable voting proxy with respect to his shares to Monument and Cathedral, LLC. For more information, see footnote 2.

OTHER MATTERS

OTHER MATTERS AT THE SPECIAL MEETING
Our Board is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Special Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services.
We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials, to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
By Order of the Board of Directors
/s/ Scott Forney
Scott Forney
General Counsel and Corporate Secretary
Baltimore, MD
[March 10, 2025]

MarketWise

1125 N. CHARLES STREET
BALTIMORE, MARYLAND 21201

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MKTW2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50226-P09669

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKETWISE, INC.

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the stockholder meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V50227-P09669

MARKETWISE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
MARCH 20, 2024

The stockholder(s) hereby appoint(s) Dr. David Eifrig, Chief Executive Officer, and Erik Mickels, Chief Financial Officer or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock, as applicable, of MarketWise, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday, March 20, 2025, virtually at www.virtualshareholdermeeting.com/MKTW2025SM, and any adjournment or postponement thereof (the "Special Meeting").

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

Appendix A

MARKETWISE, INC.

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MARKETWISE, INC.

MarketWise, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: That the name of the Corporation is MarketWise, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 20, 2021.
SECOND: That this Certificate of Amendment has been approved and duly adopted by the Board of Directors of the Corporation and stockholders in accordance with the provisions of Section 242 of the DGCL.
THIRD: That Article IV Section 4.1 of the Certificate of Incorporation is hereby amended and restated by deleting the first paragraph in its entirety and replacing it with the following paragraphs:
“Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is [one hundred sixty-two million five hundred thousand (162,500,000)], consisting of three classes as follows:
(a) [forty-seven million five hundred thousand (47,500,000)] shares of Class A common stock, with a par value of $0.0001 per share (the “Class A Common Stock”);
(b) [fifteen million (15,000,000)] shares of Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”); and
(c) one hundred million (100,000,000) shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).
Upon the effectiveness of the filing of this Certificate of Amendment (the “Split Effective Time”), (i) each twenty (20) shares of Class A Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class A Common Stock, and (ii) each twenty (20) shares of Class B Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Class B Common Stock (collectively, the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Class A Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Class A Common Stock as reported on the Nasdaq as of the date of the Split Effective Time, by (b) the fraction of one share owned by the stockholder. Stockholders who otherwise would be entitled to receive fractional shares of Class B Common Stock shall be entitled to automatic Redemption of their Common Units on a one-to-one ratio in such number equal to the fractional shares of Class B Common Stock in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates.
Each certificate that immediately prior to the Split Effective Time represented shares of Class A Common Stock and Class B Common Stock (the “Old Certificates”) shall thereafter represent that number of shares of Class A Common Stock and Class B Common Stock, as applicable, into which the shares of Class A Common Stock or Class B Common Stock represented by such Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
FORTH: That this Certificate of Amendment shall become effective at 5:00 p.m., Eastern Time, on March [ ], 2025.
****
IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of the Corporation by its duly authorized officer effective this [ ] day of [ ], 2025.

MARKETWISE, INC.

By:

Name:
Title: